EXHIBIT 99.1

[AmerisourceBergen logo appears here]	[Kindred logo appears here]

Contacts
For AmerisourceBergen:	For Kindred Healthcare:

Michael N. Kilpatric	Susan E. Moss
Vice President, Corporate &	Vice President of
Investor Relations	Corporate Communications
610 727-7118	502-596-7296

AMERISOURCEBERGEN AND KINDRED HEALTHCARE NAME GREGORY S. WEISHAR AS

CEO OF THEIR COMBINED INSTITUTIONAL PHARMACY BUSINESSES

Companies Also Announce Name of New Company Will Be PharMerica Corporation,

Headquarters to be in Louisville, KY, and Receipt of IRS Private Letter Ruling

Valley Forge, PA, and Louisville, KY, January 22, 2007 — AmerisourceBergen Corporation (NYSE: ABC) and Kindred Healthcare, Inc. (NYSE: KND) today announced that Gregory “Greg” S. Weishar, currently Chief Executive Officer and President of PharmaCare Management Services, Inc., a subsidiary of CVS Corporation (NYSE: CVS), has agreed to become Chief Executive Officer of a new company to be formed by the proposed combination of their respective institutional pharmacy businesses, PharMerica Long-Term Care (“PharMerica LTC”) and Kindred Pharmacy Services (“KPS”), into a new, independent, publicly traded company.

AmerisourceBergen and Kindred also announced the new company will be named “PharMerica Corporation,” and the new company’s headquarters will be in Louisville, Kentucky, with a major customer support center in Tampa, Florida. In addition, the two companies have each received a private letter ruling from the Internal Revenue Service affirming the tax-free nature of each company’s spin off of its institutional pharmacy business as well as the tax-free status of the subsequent combination creating the new company.

CEO Named

“We are extremely fortunate to have an executive with Greg’s experience and knowledge to lead the new company,” said R. David Yost, AmerisourceBergen Chief Executive Officer. “He understands the pharmacy business and how to build a successful organization.”

“Greg brings the right skills needed to lead the new company,” said Paul J. Diaz, Kindred President and Chief Executive Officer. “He has a strong customer service and pharmacy operations background that will be essential to the new company.”

“I am excited to have the opportunity to lead the new PharMerica,” Mr. Weishar said. “We will leverage the strengths of both companies to build an industry leading organization with meaningful growth prospects.”

Mr. Weishar is currently Chief Executive Officer and President of PharmaCare Management Services, a pharmacy benefit management, mail order and specialty pharmacy services subsidiary of CVS Corporation. He founded PharmaCare in 1994 and through his leadership PharmaCare has grown into the fourth largest operation in its industry with revenues in excess of $3 billion.

New Company to be Named PharMerica Corporation                                [PharMerica logo appears here]

AmerisourceBergen and Kindred also announced that the name of the new company will be PharMerica Corporation. The new company will be the second largest in the institutional pharmacy services market with revenues of approximately $1.9 billion and a customer base of approximately 330,000 licensed beds in 41 states. The new name was selected because it clearly identifies the services to be provided and market capabilities of the new company and is well recognized in the marketplace.

Location

In addition, the companies announced that the new PharMerica Corporation’s headquarters will be in Louisville, Kentucky, with a major customer support center in Tampa, Florida. The Louisville headquarters, which is expected to employ as many as 250 to 350 people, was selected because the new PharMerica received an $8 million incentive package from the State of Kentucky. In addition, Kindred, which is also headquartered in Louisville, will be providing information technology and administrative support to the new company.

“We want to thank officials from the state of Kentucky and the city of Louisville for putting together an aggressive incentive package. We think Louisville is an optimal site for the new company and are excited about creating new growth and employment opportunities for the city,” Mr. Diaz said.

The site for the headquarters in Louisville has not been determined.

Summary of Proposed Transaction:

•	The combination is structured to be a tax-free transaction which will result in AmerisourceBergen and Kindred shareholders each holding 50 percent of the shares of the new company.

•	In connection with the transaction, PharMerica LTC and KPS will each make a one-time cash distribution, intended to be tax-free, of up to $150 million to their respective parent companies, subject to potential adjustments at the closing of the proposed transaction.

•	PharMerica LTC and KPS will fund the distributions by borrowing up to $150 million each for a total of $300 million of new debt. The new company will assume this debt as part of the proposed merger. This new debt would be the only long-term debt the new company assumes from the parent companies, leaving it with significant financial flexibility.

•	After the cash distributions, each of the institutional pharmacy businesses would be separately spun off to AmerisourceBergen and Kindred shareholders, to be followed immediately by a stock-

for-stock merger which would result in AmerisourceBergen and Kindred shareholders each owning 50 percent of the new company.

•	AmerisourceBergen currently provides pharmaceutical distribution to both KPS and PharMerica LTC and under the definitive agreement will continue to provide those services to the new company. Kindred will provide information systems support and some administrative support services to the new company for a period of time.

•	The transaction creating the new company is expected to be completed by the end of March 2007.

In order to be completed, the proposed transaction still requires filing and clearance of a registration statement with the new company by the Securities and Exchange Commission. The proposed transaction also is subject to the satisfaction of several closing conditions, including obtaining financing for the new company. There can be no assurance that all conditions to completion of the transaction will be met.

About AmerisourceBergen

AmerisourceBergen (NYSE: ABC) is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $61 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE: KND) is a Fortune 500 healthcare services company, based in Louisville, Kentucky, with annualized revenues of $4.3 billion that provides services in over 500 locations in 39 states. Kindred through its subsidiaries operates long-term acute care hospitals, skilled nursing centers, institutional pharmacies and a contract rehabilitation services business, Peoplefirst Rehabilitation Services, across the United States. Kindred’s 55,000 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com

AmerisourceBergen Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes (including increased government regulation of the pharmaceutical supply channel); changes in U.S. government policies (including reimbursement changes arising from federal legislation, including the Medicare Modernization Act and the Deficit Reduction Act of 2005); price inflation in branded pharmaceuticals and price deflation in generics; declines in the amounts of market share rebates offered by pharmaceutical manufacturers to the PharMerica Long-Term Care business, declines in the amounts of rebates that the PharMerica Long-Term Care business can retain, and/or the inability of the business to offset the rebate reductions that have already occurred or any rebate reductions that may occur in the future; any disruption to or other adverse effects upon the PharMerica Long-Term Care business caused by the announcement of the Company’s agreement to combine the PharMerica Long-Term Care business with the institutional pharmacy business of Kindred Healthcare, Inc. into a new public company that will be owned 50% by the Company’s shareholders (the “PharMerica LTC Transaction”); the inability of the Company to successfully complete the PharMerica LTC Transaction; fluctuations in market interest rates; operational or control issues arising from the Company’s outsourcing of information technology activities; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar - Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; changes in tax legislation or adverse resolution of challenges to our tax positions; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the business of the Company generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.

Kindred Healthcare Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding Kindred’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the new company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies, economies of scale and product or service line growth, together with other statements that are not historical facts, are forward-looking statements reflecting the best judgment of Kindred based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect Kindred’s plans or results include, without limitation, (a) Kindred’s and AmerisourceBergen’s ability to complete the proposed merger of their respective institutional pharmacy operations, including the receipt of required regulatory approvals and the satisfaction of other closing conditions to the proposed transaction; (b) Kindred’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas, Inc. (NYSE:VTR); (c) Kindred’s ability to meet its rental and debt service obligations; (d) adverse developments with respect to Kindred’s results of operations or liquidity; (e) Kindred’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including the final Medicare payment rules issued in May 2006, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for Kindred’s nursing centers; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) Kindred’s ability to control costs, particularly labor and employee benefit costs; (k) Kindred’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and Kindred’s ability to predict the estimated costs related to such claims; (m) Kindred’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) Kindred’s ability to successfully dispose of unprofitable facilities; and (o) Kindred’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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